For the annual period ended July 31, 2003
File number 811-09439

					SUB-ITEM 77-0

					EXHIBITS

		Transactions Effected Pursuant to Rule 10f-3

I.   Strategic Partners Small Cap Growth Fund (JP Morgan Fleming segment)

1.   Name of Issuer
	Chicago Mercantile Hldgs. Inc.

2.   Date of Purchase
	12/05/2002

3.   Number of Securities Purchased
	800

4.   Dollar Amount of Purchase
	$28,000

5.   Price Per Unit
	$35.00

6.   Name(s) of Underwriter(s) or Dealer(s)
      From whom Purchased
	Morgan Stanley

7.   Other Members of the Underwriting Syndicate
	  See Exhibit A

EXHIBIT A

UNDERWRITER



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